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                                                                    EXHIBIT 23.1


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Jupiter Enterprises, Inc. ("Jupiter") on Form S-8 of our report dated June 18, 2001 relating to the financial statements of Jupiter appearing in the Company's annual report on Form 10-KSB for the year ended March 31, 2001, filed June 29, 2001.

/s/ Bateman & Co., Inc. P.C.

Bateman & Co., Inc., P.C.
Certified Public Accountants
Houston, Texas

April 18, 2002